                                                                       EXHIBIT 5


                  [LETTERHEAD OF FULBRIGHT & JAWORSKI L.L.P.]


                                October 25, 2002


Veritas DGC Inc.
10300 Town Park
Houston, Texas  77072

Dear Sirs:

     We have acted as counsel to Veritas DGC Inc., a Delaware corporation (the "Company"), in connection with the proposed offering by certain selling stockholders of the Company of up to 589,623 shares (the "Shares") of common stock, par value $.01 per share, of the Company, to be registered on a registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission by the Company on or about October 28, 2002.

     As counsel to the Company, we have examined such corporate records, documents and questions of law as we have deemed necessary or appropriate for the purposes of this opinion. In such examinations, we have assumed the genuineness of signatures and the conformity to the originals of the documents supplied to us as copies. As to various questions of fact material to this opinion, we have relied upon statements and certificates of officers and representatives of the Company.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

     The opinions expressed herein are limited exclusively to the laws of the State of Texas, the General Corporation Law of the State of Delaware, including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws, and the federal statutory laws and regulations of the United States of America.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to us under "Legal Matters" in the Prospectus included in the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                          Very truly yours,


                                          /s/ Fulbright & Jaworski L.L.P.